Exhibit 10.21

SAFEHOLD INC.

AMENDED AND RESTATED CARET
PERFORMANCE INCENTIVE PLAN

Section 1.         Purpose. The purpose of the Plan is to assist Safehold Inc. (the "Company") in attracting, retaining, motivating, and rewarding certain officers, directors, employees, managers, members and consultants of the Company, its subsidiaries and their respective Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders.

Section 2.         Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)            "Award" means an award of CARET Units, or interests therein intended to qualify as profits interests for federal income tax purposes.

(c)            "Award Agreement" means an award agreement making an Award under the Plan.

(d)            "Board" means the Board of Directors of the Company.

(e)            "CARET LLC" or "CARET Issuer" means Safehold GL Holdings LLC (f/k/a Safehold Operating Partnership LP), a subsidiary of the Company and the issuer of the CARET Units.

(f)            "CARET Units" means units of membership interest in CARET Issuer designated as CARET Units under the LLC Agreement, as the same may be amended from time to time or interests therein that are intended to qualify as profits interests for federal income tax purposes.

(g)            "Cause" means, with respect to any Participant and in the absence of an Award Agreement otherwise defining Cause, (1) the Participant's conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant's duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, or (4) willful neglect in the performance of the Participant's duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. In the event that there is an Award Agreement or a Participant Agreement defining Cause, "Cause" shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(h)            "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)             "Committee" means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(j)             "Company" means Safehold Inc., a Maryland corporation, and its successors by operation of law.

(k)            "Data" has the meaning set forth in Section 14(c) hereof.

(l)             "Disability" means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, "Disability" shall have the meaning provided in such Award Agreement or Participant Agreement.

(m)            "Effective Date" means March 31, 2023.

(n)            "Eligible Person" means (1) each officer, director or employee of the Company, the Caret Issuer or any of their respective Affiliates, (2) each other natural person who provides substantial services to the Company, the Caret Issuer, or any of their respective Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (3) each natural person who has been offered employment by the Company, the Caret Issuer, or any of their respective Affiliates; provided that such prospective employee may not receive any Award until such person has commenced employment or service with the Company, the Caret Issuer or such Affiliate; provided further, however, that with respect to any Award that is intended to qualify as a "stock right" that does not provide for a "deferral of compensation" within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(n) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. An employee on an approved leave of absence may be considered as still in the employ of the Company, the Caret Issuer, or any of their respective Affiliates for purposes of eligibility for participation in the Plan.

(o)            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(p)            "Expiration Date" means the date upon which the term of an Award expires.

(q)            "LLC Agreement" means the Limited Liability Company Agreement of CARET Issuer, dated as of March 30, 2023, as it may be amended, supplemented or restated from time to time in accordance with its terms.

(r)             "Participant" means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.

(s)            "Participant Agreement" means an employment or other services agreement or a severance or change in control agreement between a Participant and the Service Recipient and is effective as of the date of determination.

(t)             "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(u)            "Plan" means this Safehold Inc. Amended and Restated CARET Performance Incentive Plan, as amended from time to time.

(v)            "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

(w)            "Re-Vesting Agreements" means those certain Re-Vesting Agreements entered into with certain Participants on or around the Effective Date, which subject a portion of such Participant's Award to a new two-year vesting condition.

(x)            "Securities Act" means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(y)            "Service Recipient" means, with respect to a Participant holding a given Award, either the Company, CARET Issuer or any of their respective Affiliates by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(z)            "Termination" means the termination of a Participant's employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant's change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a "separation from service" within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

Section 3.         Administration.

(a)            Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) accelerate the vesting of any Award, including but not limited to, in the event of a Change of Control or any other Drag-Along Transaction (as defined in the LLC Agreement), (6) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (7) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (8) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, the Caret Issuer, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take. Notwithstanding anything to the contrary contained herein, in the event of a Drag-Along Transaction (as defined in the LLC Agreement), the Committee shall accelerate the vesting of any Award.

(b)            Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a "Qualifying Committee"). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Qualifying Committee, and the taking of any action by the Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)            Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or the Caret Issuer, or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d)            Section 409A. All Awards made under the Plan that are intended to be "deferred compensation" subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Section 4.         CARET Units Available Under the Plan.

(a)            Number of CARET Units Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of CARET Units reserved and available for delivery in connection with Awards under the Plan after the Effective Date shall not exceed the sum of (x) 77,044 CARET Units, plus (y) any CARET Units which are subject to Awards outstanding as of the Effective Date which become available for issuance under the Plan pursuant to Section 4(b) below or as a result of any forfeitures under any of the Re-Vesting Agreements. Notwithstanding the foregoing, after the Effective Date, the number of CARET Units available for issuance hereunder shall not be reduced by CARET Units issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.

(b)            Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting of Awards. To the extent that an Award expires or is canceled, forfeited, or otherwise terminated without a delivery to the Participant of the full number of CARET Units to which the Award related, the undelivered CARET Units will again be available for grant. CARET Units withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute CARET Units delivered to the Participant and shall not again be available for Awards under the Plan.

Section 5.         CARET Units.

(a)            General. CARET Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of CARET Units shall be set forth in separate Award Agreements, which agreements need not be identical. Unless otherwise set forth in a Participant's Award Agreement cash distributions, if any, with respect to CARET Units subject to performance and/or time-based vesting shall be withheld by the Company for the Participant's account (other than Tax Distributions (as defined in the LLC Agreement), which shall be made in accordance with the LLC Agreement) and shall be subject to forfeiture to the same degree as the CARET Units to which such distributions relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash distributions withheld. CARET Units and all rights of the Participant with respect thereto shall be subject to the terms and conditions of the LLC Agreement, which is incorporated herein by reference.

(b)            Vesting, Forfeiture and Restrictions on Transfer. CARET Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Award Agreement. CARET Units shall be subject to forfeiture at such times and in such events as may be determined by the Committee and set forth in an Award Agreement. In addition to any other restrictions set forth in a Participant's Award Agreement, until such time as the CARET Units have vested pursuant to the terms of the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the CARET Units.

Section 6.          Adjustment for Recapitalization, Merger, etc. The aggregate number of CARET Units that may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), and the number of CARET Units covered by each outstanding Award, shall be equitably and proportionally adjusted or substituted, as determined by the Committee, (1) in the event of changes in the outstanding CARET Units or in the capital structure of the CARET Issuer by reason of splits, reverse splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award; or (2) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

Section 7.          Transferability of Awards. Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution; provided, however, that Awards may be transferred by a Participant to one or more trusts for the benefit of the Participant's immediate family, and further provided, that if CARET Units become listed or admitted for trading on any securities exchange or automated quotation system, Awards that have vested shall be transferable without restriction except as may be set forth in the LLC Agreement or an Award Agreement and except for any restrictions under applicable law. Notwithstanding the foregoing, Awards and a Participant's rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

Section 8.         Employment or Service Rights. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

Section 9.         Compliance with Laws. The obligation of the Company to deliver CARET Units upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any CARET Units pursuant to an Award unless they have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such CARET Units may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the CARET Units to be offered or sold under the Plan or any CARET Units to be issued upon exercise or settlement of Awards. If the CARET Units offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend any certificates representing such CARET Units in such manner as it deems advisable to ensure the availability of any such exemption.

Section 10.        Withholding Obligations. As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of CARET Units to be issued pursuant to an Award with a fair market value as of the vesting, exercise or settlement date of the Award, as applicable equal to the amount of the required withholding tax, (ii) transferring to the Company CARET Units owned by the Participant with a fair market value as of the vesting, exercise or settlement date of the Award, as applicable, equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an employee of the Company or the Caret Issuer at the time such withholding is effected, by withholding from the cash compensation payable to such Participant as of such date, equal to the amount of the required withholding tax; provided, however, that the aggregate fair market value of the number of CARET Units that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

Section 11.       Amendment of the Plan or Awards.

(a)            Amendment of Plan. Subject to Section 11(c), the Board or the Committee may amend the Plan at any time and from time to time.

(b)            Amendment of Awards. Subject to Section 11(c), the Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)            Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval if such amendment would cause the Plan to fail to comply with any applicable legal requirement or applicable rules of any national securities exchange on which the Company's capital stock are listed or similar requirement. Additionally, no amendment to the Plan or any Award shall materially impair a Participant's rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant's consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)            No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval.

(e)            Amendment of the Plan upon certain Corporate Events. The Plan shall be modified in an equitable manner in connection with any change in CARET LLC's status as a partnership for federal income tax purposes.

Section 12.        Termination or Suspension of the Plan. The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

Section 13.       Effective Date of the Plan. The Plan amends and restates the prior Caret Performance Incentive Plan of the Company as the same may have been previously amended, modified or restated. The Plan, as amended and restated, shall be effective as of the Effective Date.

Section 14.        Miscellaneous.

(a)            Certificates. CARET Units acquired pursuant to Awards granted under the Plan will not be evidenced by certificates.

(b)            Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

(c)            Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant's participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant's name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the "Data"). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan. Recipients of the Data may be located in the Participant's country or elsewhere, and the Participant's country and any given recipient's country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant's participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant's eligibility to participate in the Plan, and in the Committee's discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d)            Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant's residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 14(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–United States nationals or are primarily employed or providing services outside the United States.

(e)            No Liability of Committee Members. Neither any member of the Committee nor any of the Committee's permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)             Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(g)            Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(h)            Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(i)             Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(j)             Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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